                                                                   EXHIBIT 10.8


                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                      AND

                          GMP TISSUE ENGINEERING, INC.

                       EXCLUSIVE PATENT LICENSE AGREEMENT

                               TABLE OF CONTENTS


TABLE OF CONTENTS....................................................................................ii
R E C I T A L S...................................................................................... 1
1.  Definitions...................................................................................... 2
2.  Grant of Rights.................................................................................. 5
3.  COMPANY Diligence Obligations.................................................................... 7
4.  Royalties and Payment Terms...................................................................... 8
5.  Reports and Records..............................................................................11
6.  Confidentiality..................................................................................14
7.  Patent Prosecution...............................................................................14
8.  Infringement.....................................................................................15
9.  Indemnification and Insurance....................................................................17
10. No Representations or Warranties.................................................................18
11. Assignment.......................................................................................19
12. General Compliance with Laws.....................................................................19
13. Termination......................................................................................20
14. Dispute Resolution...............................................................................22
15. Miscellaneous....................................................................................23
APPENDIX A...........................................................................................27
APPENDIX B...........................................................................................31
APPENDIX C...........................................................................................31


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                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                       EXCLUSIVE PATENT LICENSE AGREEMENT


         This Agreement, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between the Massachusetts Institute of Technology ("M.I.T."), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA
Medical02139-4307,Children's Medical and GMP TISSUE ENGINEERING, INC. ("COMPANY"), a Delaware corporation, with a principal place of business at 1 East Broward Boulevard, Suite 1701, Fort Lauderdale, Florida 33301.

                                   RECITALS

         WHEREAS, M.I.T. and CHILDREN'S MEDICAL CENTER CORPORATION ("CHILDREN'S"), with a principal office at 300 Longwood Avenue, Boston MA 02115, are the owners of certain PATENT RIGHTS (as later defined herein) and have the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive non-transferable license to practice the PATENT RIGHTS granted to the United States Government for government purposes;

         WHEREAS CHILDREN'S has made M.I.T. its sole and exclusive agent for licensing the PATENT RIGHTS;

         WHEREAS, Robert Langer, an inventor of the PATENT RIGHTS, has or will shortly acquire equity in Global Medical Products, Inc. ("GMP"), has executed the Waiver of Participation in M.I.T.'s institutional equity share of Robert Langer, which is attached as Appendix B hereto;

         WHEREAS, M.I.T.'s Vice President for Research has approved that Robert Langer, an inventor of the PATENT RIGHTS, now holds or shall shortly acquire equity in GMP and that M.I.T. is accepting equity of the COMPANY as partial consideration for the rights and licenses granted under this Agreement;

         WHEREAS, M.I.T. and CHILDREN'S desire to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

         WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

         WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, M.I.T., on its own behalf and as agent for CHILDREN'S, and COMPANY hereby agree as follows:

                                1. DEFINITIONS.

         1.1 "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

         1.2 "CONFIDENTIAL ITEMS" shall mean any proprietary information, which are communicated to, learned by or otherwise acquired by the party receiving such information or materials during or in the course of this Agreement, further including information concerning the existence, scope or activities of any research and/or development project of the disclosing party.

         1.3 "EXCLUSIVE PERIOD" shall mean the period of time set forth in
Section 2.2.

         1.4 "FIELD" shall mean central nervous system and peripheral nervous system, including, but not limited to, treatment of spinal cord injury and treatment of peripheral nerve injury.

         1.5 "LICENSED PRODUCT" shall mean any product or part thereof that:

                  (i) absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

                  (ii) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.


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


         1.6 "LICENSED PROCESS" shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

         1.7 "NET SALES" shall mean the gross amount received by COMPANY and its AFFILIATES from the sale of LICENSED PRODUCTS and LICENSED PROCESSES by COMPANY or an AFFILIATE to non-AFFILIATE third parties, less the following:

                  (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

                  (ii) amounts repaid or credited by reason of rejection or return;

                  (iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS which is paid by or on behalf of COMPANY; and

                  (iv) outbound transportation costs prepaid or allowed and costs of insurance in transit.

                  No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the date of receipt of payment for a LICENSED PRODUCT or LICENSED PROCESS. If a LICENSED PRODUCT or a LICENSED PROCESS is distributed at a discounted price that is substantially lower than the customary price charged by COMPANY, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount of the LICENSED PRODUCT or LICENSED PROCESS charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or LICENSED PROCESS.

         1.8 "PATENT RIGHTS" shall mean:

                  (a) the United States, international and foreign patents listed on Appendix A;

                  (b) the United States, international and foreign patent applications and/or provisional applications listed on Appendix A and the resulting patents;

                  (c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international or foreign equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

                  (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

                  (e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in
(a), (b), (c), and (d) above, and the resulting patents.

         1.9 "REPORTING PERIOD" shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

         1.10 "SUBLICENSE INCOME" shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone payments not allocated to research and development but included as part of a sublicensing agreement (including research and regulatory milestones), license maintenance fees, and other payments including royalties received by COMPANY from SUBLICENSEES for LICENSED PRODUCTS or LICENSED PROCESSES, but specifically excluding any payments received for research and/or development or for performing pre-clinical or clinical trials or obtaining appropriate regulatory approvals.

         1.11 "SUBLICENSEE" shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1.

         1.12 "TERM" shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

         1.13 "TERRITORY" shall mean worldwide.


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


                              2. GRANT OF RIGHTS.

         2.1 License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, distribute, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

         2.2 Exclusivity. In order to establish an exclusive period for COMPANY, M.I.T. agrees that it shall not grant any other license to make, have made, use, sell, distribute, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to perform LICENSED PROCESSES in the FIELD in the TERRITORY during the period of time commencing on the EFFECTIVE DATE and terminating with the last to expire of the PATENT RIGHTS. The grant of this license shall not result in a breach of MIT's agreements with Advanced Tissue Sciences (ATS) or Reprogenesis.

         2.3 Sublicenses. COMPANY shall have the right to grant sublicenses of its rights under Section 2.1. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

         Upon COMPANY'S request, MIT agrees to provide, on a timely basis, a letter to an existing or potential SUBLICENSEE specifically named by COMPANY stating that, in the event of termination of this Agreement, MIT will grant a license to SUBLICENSEE under terms and conditions to be no less favorable as a whole than those granted to SUBLICENSEE by COMPANY, provided that SUBLICENSEE is not in default at the time such license is to be granted. COMPANY'S right to request and SUBLICENSEE'S right to acquire such letter are specifically conditioned on M.I.T.'s review of the final sublicense agreement and M.I.T.'s conclusion, at its sole discretion, that such sublicense agreement is reasonable and in the best interests of the commercialization of the PATENT RIGHTS.

         2.4 U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States.

         2.5 Retained Rights.

                  (a) M.I.T. M.I.T. retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

                  (b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT
RIGHTS as set forth in 35 U.S.C. ss.ss. 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

                  (c) The grant of Section 2.2, notwithstanding, COMPANY acknowledges that Reprogenesis, Inc., an existing licensee of the PATENT RIGHTS, has non-exclusive rights to practice under the PATENT RIGHTS to regenerate nerve tissues contained in and necessary for the primary function of regenerated tissues in the "breast and urological Fields" and that M.I.T. may subsequently grant similar non-exclusive licenses for nerve tissue contained in or necessary for the primary function of cardiac and cardiovascular tissue, which such cardiac and cardiovascular tissues are regenerated using the technology of the PATENT RIGHTS.

         2.6 Option. M.I.T. hereby grants to COMPANY an exclusive six-month first option to negotiate for an exclusive license to any invention(s) arising from research in the MIT laboratory of Professor Robert Langer which are invented within three (3) years of the EFFECTIVE DATE and which fall within the claims of the PATENT RIGHTS as defined on the EFFECTIVE DATE, and which are in the FIELD. Such option shall, however, be subject to any currently existing third party rights, and the grant of this Paragraph 2.6 shall not restrict the terms of any sponsored research agreement or material transfer agreements, past or future. COMPANY's option to such inventions shall terminate six (6) months from the date at which M.I.T. notifies COMPANY that a patent application has been filed on the invention. COMPANY may exercise the option by agreeing to pay a $25,000.00 license fee plus an additional $10,000.00 annual maintenance fee plus the patent costs incurred by MIT for patent applications directed to the invention, in which event such patent applications shall be added to Appendix A of this Agreement.

         2.7 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent


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*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

                       3. COMPANY DILIGENCE OBLIGATIONS.

         3.1 Diligence Requirements. COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

                  (a) Within 6 months after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS, specifying the number of staff and other resources to be devoted to such commercialization effort. M.I.T.'s approval of this research and development plan is not required.

                  (b) Within sixty (60) days after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

                  (c) COMPANY shall obtain funding at a level of no less than [***] within ninety (90) days of the EFFECTIVE DATE of this Agreement.

                  (d) COMPANY shall commit a minimum of [***] per year to research and development specifically directed to developing products that fall under the PATENT RIGHTS beginning in the year 2000 and continuing until the completion of preclincal trials. This research money can be spent internally or externally as sponsored research at a hospital or university.

                  (e) During the term of this Agreement, COMPANY shall have a minimum of


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*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


[***] in cash, cash equivalents or short-term investments at all times. For the purposes of this paragraph, COMPANY shall mean either the parent company GMP or COMPANY.

                  (f) In addition to the diligence requirements listed above, COMPANY and M.I.T. acknowledge that M.I.T. and CHILDRENS main objective in entering into this Agreement is for the PATENT RIGHTS to be developed in the FIELD. In furtherance of this goal, M.I.T. may, at any time during this Agreement, request from COMPANY, in writing, a progress report, which includes development plans, which COMPANY shall provide to M.I.T. within thirty (30) days of receiving a written request. If M.I.T. is not satisfied that COMPANY is diligently exploiting the PATENT RIGHTS in the FIELD within the budget allocated in 3.1.(d), above, then M.I.T. and COMPANY shall meet, within a reasonable period of time, to review COMPANY's progress and to agree to a development plan. If COMPANY and M.I.T. are unable to come to agreement on such a plan after good faith negotiations within ninety (90) days, then COMPANY shall grant M.I.T. the nonexclusive right to develop the PATENT RIGHTS in the FIELD, including the right to sublicense a third party.

         In the event that M.I.T. determines that COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under this Section 3.1, then M.I.T. may treat such failure as a material breach in accordance with
Section 12.3(b).

                        4. ROYALTIES AND PAYMENT TERMS.

         4.1 Consideration for Grant of Rights. In consideration of the exclusive rights granted COMPANY herein, COMPANY hereby agrees as follows:

                  (a) License Issue Fee and Patent Cost Reimbursement COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of [***]. This payment is nonrefundable.

                  (b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

                           January 1, 2001, 2002, 2003               [***]


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*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                           January 1, 2004
                           and each January 1 of
                                    every year thereafter            [***]

                  This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited against running royalties subsequently due to M.I.T. from COMPANY on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

                  (c) Running Royalties. COMPANY shall pay to M.I.T. a running royalty of [***] of NET SALES by COMPANY and AFFILIATES. Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

                  (d) Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. [***] of SUBLICENSE INCOME received by COMPANY or AFFILIATES.

                  (e) No Multiple Royalties. If the manufacture, use, lease, distribution or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

                  (f)      Equity.

                           (i)      Initial Grant. COMPANY shall issue a total
of [***] shares of Common Stock of COMPANY, $.001 par value per share, (the "Shares") in the name of M.I.T. and of such persons as M.I.T. shall direct ("M.I.T. Holder"), and each M.I.T. Holder shall receive such number of shares as M.I.T. shall direct.

                  COMPANY represents to M.I.T. that, as of the Effective Date, the aggregate number of Shares equals [***] of the COMPANY's issued and outstanding Common Stock calculated on a "Fully Diluted Basis." For purposes of this Section 4.1(f), "Fully Diluted Basis" shall mean that the total number of issued and outstanding shares of the COMPANY's Common Stock shall be calculated to include conversion of all issued and outstanding securities then convertible into common stock, the exercise of all then outstanding options and warrants to purchase shares of common stock, whether or not then exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any COMPANY stock or stock option plan in effect on the date of the calculation.


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*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                           (ii)     Anti-Dilution Protection. COMPANY shall
issue additional shares of Common Stock to M.I.T. and each M.I.T. Holder pro rata, such that M.I.T.'s and each M.I.T. Holders' ownership of outstanding Common Stock (representing [***] on the effective date) shall not fall below [***] on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance. Such anti-dilution protection shall continue until the earlier of (i) the date upon which COMPANY achieves liquidity (by non-limiting example, through acquisition or an Initial Public Offering) or (ii) the date upon which COMPANY has received funding through equity or other sources in the aggregate of [***]. Thereafter, no additional shares shall be due to M.I.T. or any M.I.T. Holder pursuant to this section.

                  (f) Third-Party Royalties. In the event that COMPANY is legally required to make royalty payments to one or more third parties in order to make, use, or sell LICENSED PRODUCTS or to perform LICENSED SERVICES, COMPANY may offset a total of fifty percent (50%) of such third-party payments against any royalty payments that are due to MIT in the same REPORTING PERIOD, provided that in no event shall the royalty payments under Section 4.1(c), when aggregated with any other offsets and credits allowed under this Agreement, fall below one and one-half percent (1.5%) of NET SALES.

         4.2 Payments.

                  (a) Method of Payment. All payments under this Agreement should be made payable to "Massachusetts Institute of Technology" and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

                  (b) Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.


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                  (c)      Late Payments. Any payments by COMPANY that are not
paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

                            5. REPORTS AND RECORDS.

         5.1 Frequency of Reports.

                  (a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. annually, within sixty (60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in
Section 5.2.

                  (b) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within sixty (60) days of occurrence in each country.

                  (c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

         5.2 Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

                  (i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;


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                  (ii)     a description of LICENSED PROCESSES performed by
COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

                  (iii) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

                  (iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

                  (v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

                  (vi) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

                  (vii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

         If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

         5.3 Financial Statements. On or before the ninetieth (90th) day following the close of COMPANY's fiscal year, COMPANY shall provide M.I.T. with COMPANY's financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY's treasurer or chief financial officer or by an independent auditor.

         5.4 Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least three (3) years following the


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end of the calendar year to which they pertain, during which time M.I.T., or
M.I.T.'s appointed agents, shall have the right, at M.I.T.'s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of ten percent (10%), COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within thirty (30) days of receiving notice thereof from M.I.T.

                              6. CONFIDENTIALITY.

         6.1 Each party shall hold in confidence, and shall not disclose to any person except on a need-to-know and only to those who are bound to protect the confidentiality of such Confidential Items, for a period ending five (5) years after the Term of this Agreement any Confidential Items disclosed to it by the other party to this Agreement. The party receiving such Confidential Items shall use such Confidential Items only for purposes of this Agreement and shall not exploit such Confidential Items for its own benefit or the benefit of another without the specific prior written consent of the disclosing party.

         6.2 The confidentiality and non-use obligations of the receiving party shall not apply to the extent that (a) the receiving party is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the receiving party shall provide to the disclosing party written notice and sufficient opportunity to object to such disclosure or to request confidential treatment thereof; or (b) the receiving party can demonstrate that the Confidential Item:

                  (i) is disclosed in one or more printed publications available to the public, is described in an issued patent anywhere in the world, is otherwise in the public domain at the time of disclosure to the receiving party, or subsequent to its disclosure to the receiving party becomes publicly know through no breach of this Agreement by the receiving party;

                  (ii) becomes known to the receiving party through disclosure from sources other than the disclosing party having the lawful right to disclose such Confidential Items without obligation of confidentiality to any person;

                  (iii) is generally disclosed to third parties by the disclosing party without similar confidentiality restrictions on such third parties;

                  (iv) is approved for release by written authorization of an officer of the disclosing party; or

                  (v) is already known by the receiving party as evidenced by its prior written records;

         provided, however, that a breach of the foregoing obligations shall not be absolved by the subsequent occurrence of any of the above exceptions. With respect to MIT, this obligation of confidentiality alone applies only to the MIT Technology Licensing Office.

                             7. PATENT PROSECUTION.

         7.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance.

         7.2 International (non-United States) Filings. Appendix A, Section 2 is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A, Section 1 have been or shall be filed, prosecuted, and maintained. COMPANY may direct M.I.T. to file and prosecute in any foreign country any patent applications and patents for any PATENT RIGHTS, provided that COMPANY agrees to reimburse M.I.T. for all costs and fees associated with such filing, prosecution and maintenance. Pursuant to
Section 7.3 below, such payments shall be due within thirty (30) days of invoicing and late payments shall accrue interest pursuant to Section 4.2(c).

         7.3 Payment of Expenses. During any period of time during which third party reimbursement of patent costs falls below one hundred percent (100%) of costs, COMPANY shall be responsible for unreimbursed fees and cost, including attorneys fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS. This shall consist of unreimbursed costs incurred after the EFFECTIVE DATE. Should M.I.T. enter into another license agreement for the PATENT RIGHTS in a separate field of use (excluding the license agreements in existence at the time of entering into this License Agreement) M.I.T. will consider a fair and equitable way to share the reimbursement of patent costs among COMPANY and the new licensees. COMPANY shall reimburse all amounts due pursuant to this Section within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). As of the effective date, no amounts are due from the Company under this Section 7.3. Company's obligation under this Section 7.3 shall be to contribute a fair and equitable portion of such costs as measured against other licensees in other license fields.

                                8. INFRINGEMENT.

         8.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

         8.2 Right to Prosecute Infringements.

                  (a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 8.4 and 8.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

         Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T.

*** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                  (b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T, provided, however, that MIT shall hold COMPANY harmless from, and indemnify COMPANY against, any costs, expenses, or liability that COMPANY incurs in connection with such action.

         8.3 Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against M.I.T. or COMPANY by a third party alleging invalidity, unenforceability, or non-infringement of the PATENT RIGHTS, M.I.T., at its option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action at COMPANY's sole expense, subject to Sections 8.4 and 8.5.

         8.4 Offsets. COMPANY may offset a total of fifty percent (50%) of any expenses incurred under Sections 8.2 and 8.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than fifty percent (50%) in any REPORTING PERIOD.

         8.5 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 8.2 or 8.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action for which it has not otherwise been reimbursed (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 8.4), (ii) as to ordinary damages, COMPANY shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and COMPANY shall pay to M.I.T. based upon such amount [***] of the royalties and other amounts that COMPANY would have paid to M.I.T. if COMPANY had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award.

         8.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any third party costs and expenses incurred by the cooperating party in connection with providing such assistance.

         8.7 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall be treated as set forth in Article 4.

                        9. INDEMNIFICATION AND INSURANCE

         9.1 Indemnification.

                  (a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T., CHILDREN'S and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement.

                  (b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. and CHILDREN'S to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. and CHILDREN'S informed of the progress in the defense and disposition of such claim and to consult with M.I.T. and CHILDREN'S with regard to any proposed settlement.

         9.2 Insurance. COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 9.1(a) above subject to the standard policy exclusions. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. and CHILDREN'S as an additional named insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require thirty (30) days written notice to be given to M.I.T. and CHILDREN'S prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of five (5) years.

                      10. NO REPRESENTATIONS OR WARRANTIES

         10.1 No Representations

         EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. AND CHILDREN'S MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, M.I.T. and CHILDREN'S make no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT or LICENSED PROCESS will not infringe any patents other than PATENT RIGHTS or other intellectual property rights of M.I.T. or of a third party.

         EXCEPT AS PROVIDED IN SECTION 10.2 BELOW, IN NO EVENT SHALL M.I.T., CHILDREN'S, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND

AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

         10.2 Limited Warranty. M.I.T. represents and warrants on its own behalf , and not as agent for CHILDREN's, that it has the right to license the PATENT RIGHTS in the FIELD, and that the FIELD is part of the EXCLUDED FIELD OF USE of the Advanced Tissue Sciences License Agreement, dated July 24, 1992 and any amendments thereto (the "ATS License Agreement"), and is not part of the FIELD OF USE of the Reprogenesis License Agreement, as amended and restated on July 1, 1996; provided, however, that any liability under this warranty is limited to the fees paid or to be paid under this License Agreement.

                                11. ASSIGNMENT.

         This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T., which shall not be unreasonably withheld. M.I.T. shall respond within ten (10) business days to any requests from COMPANY to approve assignments. M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY upon a purchase of a majority of COMPANY's outstanding voting securities in a single transaction by a third party without M.I.T.'s prior written consent, which shall not be unreasonably withheld. M.I.T.s consent shall not be required for any sales to the public.

                        12. GENERAL COMPLIANCE WITH LAWS.

         12.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

         12.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 9.1) for the consequences of any such violation.

         12.3 Non-Use of M.I.T. and CHILDRENS Names. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of "Massachusetts Institute of Technology," "Lincoln Laboratory", "Children's Medical Center Corporation" or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T. or CHILDREN'S or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T.or CHILDREN'S, as appropriate. Upon any such request, MIT agrees to respond within five (5) business days. The foregoing notwithstanding, without the consent of M.I.T. or CHILDREN'S, COMPANY may state that it is licensed by M.I.T. and CHILDREN'S under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

         In any event, the COMPANY, its AFFILIATES and sublicensees shall have the right to make such disclosures, public announcements, publications and dissemination of information otherwise restricted or prohibited under this Agreement, without the prior consent of MIT, to the extent such actions are deemed necessary pursuant to applicable governmental orders or governing laws and regulations.

         12.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

                                13. TERMINATION.

         13.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T., such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date. Upon the effective date of such termination, COMPANY shall be released from all obligations under this Agreement, except for those specified in 13.4, below.

         13.2 Cessation of Business. If, prior to a permitted assignment, COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

         13.3 Termination for Default.

                  (a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

                  (b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 13.3(a), and fails to cure that breach within ninety (90) days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

         13.4 Effect of Termination.

                  (a) Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 8, 10, 14 and 15, and Sections 4.1(f), 5.2 (obligation to provide final report and payment), 5.4, 12.1, 12.2 and 13.4.

                  (b) Inventory. Upon the early termination of this Agreement, COMPANY and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that (i) COMPANY pays M.I.T. the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement, and
(ii) COMPANY and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within six (6) months after the effective date of termination.

                  (c) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

                            14. Dispute Resolution.

         14.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

         14.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

         14.3 Dispute Resolution Procedures.

                  (a) Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within sixty (60) days from the date the affected party informed the other party of such dispute, either party may initiate mediation upon written notice to the other party ("Notice Date"), whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within fifteen (15) business days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until the first of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within sixty (60) days after the Notice Date.

                  (b) Trial Without Jury. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

         14.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

         14.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

         14.6 Estoppel Certificate. In the event that COMPANY represents and warrants to MIT that it is in full compliance with this Agreement, M.I.T. agrees that in reliance upon such representation and warranty, M.I.T. shall provide a statement to COMPANY that to the best knowledge of M.I.T., COMPANY is in compliance with this Agreement. For the purposes of this section, "knowledge" shall mean that M.I.T. is relying solely upon COMPANY's representation and warranty and M.I.T. shall not undertake an independent investigation for the purposes of such certificate.

                               15. MISCELLANEOUS.

         15.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

         If to M.I.T.:        Technology Licensing Office, Room NE25-230
                              Massachusetts Institute of Technology
                              77 Massachusetts Avenue
                              Cambridge, MA  02139-4307
                              Attention:  Director
                              Tel:    617-253-6966
                              Fax:    617-258-6790

         If to CHILDREN'S     Children's Medical Center Corporation
                              300 Longwood Avenue
                              Boston, Massachusetts  02115
                              Attention: Director of Technology Transfer Office
                              Tel:    617-355-7050
                              Fax:    617-232-7485

         If to COMPANY:       Global Tissue Engineering, Inc.
                              1 East Broward Boulevard Suite 1701
                              Fort Lauderdale, Florida  33301
                              Attention:  President
                              Tel:    954-745-3510
                              Fax:    954-745-3511

         All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

         15.2 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

         15.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

         15.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         15.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 14. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

         15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         15.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

         15.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


THE EFFECTIVE DATE OF THIS AGREEMENT IS          February 22, 2000       .
                                        -----------------------------------


MASSACHUSETTS INSTITUTE OF                         GMP TISSUE ENGINEERING, INC.
TECHNOLOGY, for itself and as agent
For CHILDREN'S MEDICAL CENTER
CORPORATION



By:                                                By:
   ------------------------------------------          ------------------------
Name:                                                   Bart Chernow, President
     ----------------------------------------
Title:
      ---------------------------------------


MASSACHUSETTS INSTITUTE OF
TECHNOLOGY


By:
   ------------------------------------------
Name:  J. David Litster, Ph.D.
Title: Vice President for Research

                                   APPENDIX A
                    List of Patent Applications and Patents


I.       United States Patents and Applications

M.I.T. CASE NO. 3946
Novel Non-Peptide Bioerodible Polymers Based on
Naturally Occurring x-Amino Acids
by Joachim Kohn and Robert Langer
Serial No.703153, Filed 02/19/85, Patent No. 4638045, Issued 01/20/87

M.I.T. CASE NO. 4051
The Use of Biodegradable Poly (Iminocarbonates) as
Biomaterials for Medical Applications
by Joachim Kohn and Robert Langer
Serial No. 820351, Filed 01/21/86, Patent No. 4806621, Issued 02/21/89

M.I.T. CASE NO. 4279
Controlled Cellular Implantation Using Artificial Matrices by Robert Langer and Joseph Vacanti
Serial No. 203522, Filed 02/28/94, Patent No. 5759830, Issued 06/02/98
Serial No. 203705, Filed 02/28/94, Patent No. 5770417, Issued 06/23/98
Serial No. 203521, Filed 02/28/94, Patent No. 5770193, Issued 06/23/98

M.I.T. CASE NO. 4332
Biodegradable Materials for the Regeneration of Tissues by Ariel Ferdman, Elaine Lee and Ioannis Yannas
Serial No. 087772, Filed 08/21/87, Patent No. 4947840, Issued 08/14/90

M.I.T. CASE NO. 4371
Hydroxamic Acid Polymers From Primary Amide Polymers by Ernest Cravalho, Abraham Domb, Gershon Golumb, Robert Langer,
Cato Laurencin and Edith Mathiowitz
Serial No. 283594, Filed 12/13/88, Patent No. 5128420, Issued 07/07/92

M.I.T. CASE NO. 4973
Method of Implanting Large Cell Volume on a Polymeric Matrix by Lynt Johnson, Robert Langer and Joseph Vacanti
Serial No. 08/203509, Filed 02/28/94, Patent No. 5804178, Issued 09/08/98

M.I.T. CASE NO. 5573
Preparation of Highly-Porous Biodegradable Polymer Membranes by a Particulate-Leaching Technique by Linda Griffith-Cima, Robert Langer, Antonios Mikos, Georgios Sarakinos, and Joseph Vacanti
Serial No. 08/012270, Filed 02/01/93, Patent No. 5514378, Issued 05/07/96

M.I.T. CASE NO. 5729
Prevascularized Polymeric Implants for Organ Transplantation by James Gilbert, Donald Ingber, Robert Langer, James Stein and Joseph Vacanti Serial No. 345217, Filed 11/28/94, Pending

M.I.T. CASE NO. 6560
Porous Biodegradable Polymeric Materials for Cell Transplantation by Donald Ingber, Robert Langer, Antonios Mikos and Joseph Vacanti Serial No. 052387, Filed 04/23/93, Pending

M.I.T. CASE NO. 6798
Localized Delivery of Growth Factors to Transplanted Cells by Peter-Matthias Kaufmann, Robert Langer, David Mooney and Joseph Vacanti Serial No. 08/358235, Filed 12/16/94, Pending

M.I.T. CASE NO. 6984
Functional, Degradable Poly(Lactic Acid-co-Amino Acid) Graft Copolymers by Jeffrey Hrkach, Robert Langer, Noah Lotan, and J. Ou
Serial No. 08/491490, Filed 06/16/95, Patent No. 5654381, Issued 08/05/97

M.I.T. CASE NO. 7138
Neuronal Stimulation Using an Electrically Conductive Polymer Polypyrrole by Robert Langer, Christine Schmidt, Venkatram Shastri and Joseph Vacanti Serial No. 08/552761, Filed 11/03/95, Pending



II.      International (non-U.S.) Patents and Applications

M.I.T. CASE NO. 4279
Controlled Cellular Implantation Using Artificial Matrices by Robert Langer and Joseph Vacanti
Austria Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
Belgium Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
Switz., Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
France, Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued\ 06/19/96
Germany, Serial No. 88900726.6, Filed 11/20/87,
Patent No. P3751843.7, Issued 06/19/96
Italy, Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
Lux, Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
Neth., Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
Sweden, Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
UK, Serial No. 88900726.6, Filed 11/20/87,
Patent No. 0299010, Issued 06/19/96
Japan, Serial No. 63-500950, Filed 11/20/87,
Patent No. 2067741, Issued 07/10/96
Canada, Serial No. 552171, Filed 11/18/87,
Patent No. 1340581, Issued 06/08/99


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


M.I.T. CASE NO. 4371
Hydroxamic Acid Polymers From Primary Amide Polymers by Ernest Cravalho, Abraham Domb, Gershon Golumb, Robert Langer,
Cato Laurencin and Edith Mathiowitz
Japan, Serial No. 502717/88, Filed 02/25/88, Patent No. 2634657, Issued 04/25/97
Austria, Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Belgium, Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Germany, Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
France, Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
UK, Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Italy, Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Neth., Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Lux., Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Sweden, Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Switz., Serial No. 88903023.5, Filed 02/25/88, Patent No. 0347424
Canada, Serial No. 560023, Filed 02/26/88, Pending

M.I.T. CASE NO. 4973
Method of Implanting Large Cell Volume on a Polymeric Matrix by Lynt Johnson, Robert Langer and Joseph Vacanti
Austria, Serial No. 90907948, Filed 04/25/90,
Patent No. E119787, Issued 10/25/95
Belgium, Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 10/05/95
Switz., Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 10/05/95
Germany, Serial No. 90907948.5, Filed 04/25/90,
Patent No. 69017820, Issued 10/05/95
Spain, Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 10/05/95
France, Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 10/05/95
UK, Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 10/05/95
Italy, Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 10/05/95
Neth., Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 10/05/95
Sweden, Serial No. 90907948.5, Filed 04/25/90,
Patent No. 0422209, Issued 03/15/95
Australia, Serial No. 55691/90, Filed 04/25/90,
Patent No. 636346, Issued 08/23/93
Japan, Serial No. 10-69123, Filed 04/25/90, Pending
Canada, Serial No. 2031532, Filed 04/25/90, Pending
Japan, Serial No. 2-507248, Filed 04/25/90, Pending
Korea, Filed 04/25/90, Pending
Norway, Filed 04/25/90, Pending
Finland, Filed 04/25/90, Pending


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


M.I.T. CASE NO. 5729
Prevascularized Polymeric Implants for Organ Transplantation by James Gilbert, Donald Ingber, Robert Langer, James Stein and Joseph Vacanti Austria, Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued 05/07/97
Belgium, Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued 05/07/97
France, Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued
05/07/97
Germany, Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued 05/07/97
Italy, Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued
05/07/97
Lux., Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued 05/07/97
Neth., Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued
05/07/97
Sweden, Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued
05/07/97
UK, Serial No. 92924131.3, Filed 10/28/92, Patent No. 0610423, Issued 05/07/97
Canada, Serial No. 2121040, Filed 10/28/92, Pending
Japan, Serial No. 5-508521, Filed 10/28/92, Pending

M.I.T. CASE NO. 6798
Localized Delivery of Growth Factors to Transplanted Cells by Peter-Matthias Kaufmann, Robert Langer, David Mooney and Joseph Vacanti Europe, Serial No. 95943823.5, Filed 12/14/95, Pending
Japan, Serial No. 8-519275, Filed 12/14/95, Pending
Canada, Serial No. 2207286, Filed 12/14/95, Pending

M.I.T. CASE NO. 7138
Neuronal Stimulation Using an Electrically Conductive Polymer Polypyrrole by Robert Langer, Christine Schmidt, Venkatram Shastri and Joseph Vacanti Europe, Serial No. 96937894.2, Filed 10/31/96, Pending
Canada, Serial No. 2236749, Filed 10/31/96, Pending
Japan, Serial No. 9-517608, Filed 10/31/96, Pending
Korea, Serial No. 98-703320, Filed 10/31/96, Pending
Australia, Serial No. 75532/96, Filed 10/31/96, Pending
New Zeal., Serial No. 321886, Filed 10/31/96, Pending


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

                                   APPENDIX B


                            WAIVER of PARTICIPATION


         As a recipient of founder's stock in a company based on technology (listed below) licensed by M.I.T. to GMP Neuro-Growth, Inc. through the granting of a license (the "License Agreement"), and in accordance with M.I.T.'s licensing policies, the undersigned hereby releases all rights, title and interest he/she, his/her heirs and assigns may have as an inventor/author under M.I.T.'s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive any portion of the shares of stock received by M.I.T. in partial consideration for the License.

     Technology Licensed:
     M.I.T. Case No. 3946 "Novel Non-Peptide Bioerodible Polymers Based on Naturally Occurring x-Amino Acids" by Joachim Kohn and Robert Langer; M.I.T. Case No. 4051 "The Use of Biodegradable Poly (Iminocarbonates) as Biomaterials for Medical Applications" by Joachim Kohn and Robert Langer; M.I.T. Case No. 4279 "Controlled Cellular Implantation Using Artificial Matrices" by Robert Langer and Joseph Vacanti;
     M.I.T. Case No. 4332 " Biodegradable Materials for the Regeneration of Tissues" by Ariel Ferdman, Elaine Lee and Ioannis Yannas;
     M.I.T. Case No. 4371 "Hydroxamic Acid Polymers From Primary
     Amide Polymers" by Ernest Cravalho, Abraham Domb, Gershon Golumb, Robert Langer, Cato Laurencin and Edith Mathiowitz;
     M.I.T. Case No. 4973 "Method of Implanting Large Cell Volume on a Polymeric Matrix" by Lynt Johnson, Robert Langer and Joseph Vacanti; M.I.T. Case No. 5573 "Preparation of Highly-Porous Biodegradable
     Polymer Membranes by a Particulate-Leaching Technique" by Linda Griffith-Cima, Robert Langer, Antonios Mikos, Georgios Sarkinos and Joseph Vacanti;
     M.I.T. Case No. 5729 "Prevascularized Polymeric Implants for
     Organ Transplantation" by James Gilbert, Donald Ingber, Robert Langer, James Stein and Joseph Vacanti;
     M.I.T. Case No. 6560 "Porous Biodegradable Polymeric Materials for
     Cell Transplantation" by Donald Ingber, Robert Langer, Antonios Mikos and Joseph Vacanti;

     M.I.T. Case No. 6798 "Localized Delivery of Growth Factors to
     Transplanted Cells" by Peter-Matthias Kaufmann, Robert Langer, David Mooney and Joseph Vacanti;
     M.I.T. Case No. 6984 "Functional, Degradable Poly(Lactic Acid-co-Amino
     Acid) Graft Copolymers" by Jeffrey Hrkach, Robert Langer, Noah Lotan and
     J. Ou;
     M.I.T. Case No. 7138 "Neuronal Stimulation using an Electrically
     Conductive Polymer Polypyrrole" by Robert Langer, Christine Schmidt, Venkatram Shastri and Joseph Vacanti

     and any future cases added to APPENDIX A of the License Agreement.


Witness:                                       Signed:
        -------------------------------               -------------------------
                                               Name:    Dr. Robert S. Langer
                                                     --------------------------
                                               Date:
                                                     --------------------------


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